Exhibit 4.1
FIFTH SUPPLEMENTAL INDENTURE
Fifth Supplemental Indenture (this “Supplemental Indenture”), dated as of March 7, 2025, among ModivCare Inc., a Delaware corporation (the “Issuer”), the guarantors party hereto (the “Guarantors”) and Wilmington Saving Fund Society, FSB (as successor to The Bank of New York Mellon Trust Company, N.A.), as trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, each of the Issuer and the Guarantors has heretofore executed and delivered to the Trustee an indenture (as amended, modified and/or supplemented from time to time, the “Indenture”), dated as of August 24, 2021, providing for the issuance of an unlimited aggregate principal amount of 5.000% Senior Notes due 2029 (the “Notes”);
WHEREAS, Section 9.02 of the Indenture provides that, with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (the “Majority Consents”), certain provisions of the Indenture may be amended, supplemented or otherwise modified;
WHEREAS, the Issuer has solicited consents from certain Holders of the Notes to certain proposed amendments to the Indenture, as set forth in Section 2.1 of this Supplemental Indenture (collectively, the “Proposed Amendments”);
WHEREAS, the Issuer has received and delivered to the Trustee the Majority Consents to the Proposed Amendments, as certified by an Officers’ Certificate delivered to the Trustee in connection with the execution and delivery of this Supplemental Indenture; and
WHEREAS, pursuant to Section 9.02 and Section 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture, and the Issuer and the Guarantors have requested that the Trustee execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
ARTICLE I
DEFINITIONS
SECTION 1.1.Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
ARTICLE II
AMENDMENTS TO THE INDENTURE
SECTION 2.1.Amendments.
(a)Each of the following sections of the Indenture and all references thereto in the Indenture are deleted in their entirety and in the case of each such section, the phrase “[Intentionally Omitted]” is inserted in lieu thereof:
•Section 4.03 (Taxes);
•Section 4.04 (Reports);

•Section 4.05 (Compliance Certificate);
•Section 4.06 (Stay, Extension and Usury Laws);
•Section 4.07 (Restricted Payments);
•Section 4.08 (Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries);
•Section 4.09 (Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock);
•Section 4.10 (Asset Sales);
•Section 4.11 (Transactions with Affiliates);
•Section 4.12 (Liens);
•Section 4.13 (Effectiveness of Covenants);
•Section 4.14 (Corporate Existence);
•Section 4.15 (Offer to Repurchase Upon a Change of Control);
•Section 4.16 (Designation of Restricted and Unrestricted Subsidiaries);
•Section 4.17 (Additional Subsidiary Guarantees);
•Section 5.01(a)(3) – (4), (b) and (c) (Merger, Consolidation or Sale of Assets);
•Section 6.01(3) – (7) (Defaults and Remedies);
•Section 8.04(2), (3), (5) and (6) (Legal Defeasance and Covenant Defeasance); and
•Article 10 (Guarantees).
(b)The Indenture is hereby amended and modified on and after the date hereof to add a new Section 12.20:
(c)“Section 12.20     Release.
(d)From and after the date hereof, the Issuer, the Guarantors, the Trustee, the trustee and collateral agent in respect of the notes (the “Exchange Notes”) issued by the Issuer on the terms and subject to the conditions provided for in that certain exchange agreement, dated January 9, 2025 (the “Exchange Agreement”), entered into by the Issuer and certain Holders, each Holder that consented to this Supplemental Indenture, and each of their predecessors, successors, assigns, agents, subsidiaries, affiliates and representatives (collectively, the “Released Parties”) and their respective property is hereby deemed finally and forever released and discharged by each Holder, beneficial owner and any Person that becomes a Holder or beneficial owner after the date hereof, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other entities who may purport to assert any cause of action, directly or derivatively, by, through, for, or because of the foregoing entities, to the fullest extent permitted under applicable law (such parties, collectively, the “Releasing Parties”), from any and all causes of action, whether known or unknown, including any derivative claims, asserted or assertable on behalf of any of the Issuer or any Guarantor or on behalf of the holder of any claim against the Issuer or any Guarantor, based on or relating to, or in any manner arising from, in whole or in part, the subject matter of this Supplemental Indenture, the exchange (the “Exchange”) of Notes by certain Holders for Exchange Notes on the terms and subject to the conditions provided for in the Exchange Agreement or the transactions or events giving rise to any definitive document, transaction, contract, instrument, release, or other agreement or document created or entered into in connection therewith. In the event that any Releasing Party (including its successors and assigns, including, without limitation, any estate, receiver, trustee, debtor-in-possession, or other Person), third party, estate, trustee, debtor-in-possession, creditor, estate, creditors’ committee, or any other Person is successful in pursuing, including any avoidance, preference, strong arm, or claw back action subsequently arising by operation of an insolvency or creditor rights law, each Releasing Party agrees that it shall not recover any funds, property, or other value received, awarded, or arising from settlement, judgment, or other resolution of such actual or threatened claim and shall assign any such recoveries exclusively to, and hold them in trust exclusively for, such Released Party. For the avoidance of doubt, this Section 12.20 is not a release of amounts due under the Indenture or the Notes.”
(e)The Indenture is hereby amended and modified on and after the date hereof to add a new Section 12.21:
(f)“Section 12.21     Subordination.
(g)Each Holder and any transferee thereof, by its acceptance or holding of a Note, consents and agrees to the terms of the Subordination Agreement to be entered into on or around the date of the Fifth Supplemental Indenture to this Indenture (the “Subordination Agreement”), and authorizes and directs the Trustee to enter into the Subordination Agreement and to perform its obligations and exercise its rights thereunder in accordance with the terms thereof, on behalf of the Holders.”
(h)Any of the terms or provisions present in the Notes that relate to any of the provisions of the Indenture as amended by this Supplemental Indenture shall also be amended, mutatis mutandis, so as to be consistent with the amendments made by this Supplemental Indenture.
(i)All definitions set forth in the Indenture or the Notes that relate to defined terms used solely in the terms or provisions deleted hereby shall be deleted in their entirety with respect to the Indenture and the Notes, including all references thereto.
(j)Any and all additional provisions of the Indenture and the Notes are hereby deemed to be amended to reflect the intentions of the Proposed Amendments provided for in this Supplemental Indenture.
(k)None of the Issuer, the Guarantors, the Trustee or other parties to or beneficiaries of the Indenture shall have any rights, obligations or liabilities under such sections or clauses deleted pursuant to clause (a) above and such sections or clauses shall not be considered in determining whether a Default or Event of Default has occurred or whether the Issuer, the Guarantors, or the Trustee have observed, performed or complied with the provisions of the Indenture.
SECTION 2.2.Release of Guarantees. Effective immediately prior to the consummation of the Exchange (as defined above), and without any further action by the Issuer or the Guarantors, all Guarantees of the Guarantors under the Notes and the Indenture shall be automatically released and terminated, and the Trustee hereby acknowledges and agrees that all such Guarantees have been so released and terminated, and is authorized, directed and instructed to execute such documents reasonably requested by, and at the costs of, the Issuer to evidence such releases and terminations of the Guarantees.
ARTICLE III
EFFECTIVENESS
SECTION 3.1.Effect of Supplemental Indenture. Except as amended hereby, all of the terms of the Indenture shall remain and continue in full force and effect and are hereby confirmed in all respects. From and after the date of this Supplemental Indenture, all references to the Indenture (whether in the Indenture or in any other agreements, documents or instruments) shall be deemed to be references to the Indenture as amended and supplemented by this Supplemental Indenture.
SECTION 3.2.Effectiveness. Upon the execution and delivery of this Supplemental Indenture by the Issuer, the Guarantors and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby; provided, however, that the Proposed Amendments and the releases set forth in Article II of this Supplemental Indenture shall not become operative until immediately prior to the consummation of the Exchange.
ARTICLE IV
MISCELLANEOUS
SECTION 4.1.Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 4.2.Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
SECTION 4.3.Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
SECTION 4.4.Waiver of Jury Trial. EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
SECTION 4.5.Counterparts. This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Supplemental Indenture by facsimile or in electronic format shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture. The words “execution,” “signed,” “signature” and words of like import in this Supplemental Indenture shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 4.6.Headings. The headings of the Articles and the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
SECTION 4.7.Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not provided elsewhere in this Supplemental Indenture. The Trustee makes no representations as to the validity, execution or sufficiency of this Supplemental Indenture or in respect of the recitals contained in this Supplemental Indenture, all of which are deemed made by the Issuer and the Guarantors.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

MODIVCARE INC.,
as Issuer

By:     /s/ L. Heath Sampson
Name: L. Heath Sampson
Title: President and Chief Executive Officer

[Signature Page to Supplemental Indenture]

GUARANTORS

ALL METRO ASSOCIATE PAYROLL SERVICES CORPORATION
ALL METRO CGA PAYROLL SERVICES CORPORATION
ALL METRO HEALTH CARE SERVICES, INC. ALL METRO HOME CARE SERVICES, INC. ALL METRO MANAGEMENT AND PAYROLL
SERVICES CORPORATION
CALIFORNIA MEDTRANS NETWORK IPA LLC CALIFORNIA MEDTRANS NETWORK MSO LLC CGA HOLDCO, INC.
CIRCULATION, INC.
FLORIDA MEDTRANS NETWORK LLC FLORIDA MEDTRANS NETWORK MSO LLC HEALTH TRANS, INC.
HIGI CARE HOLDINGS, LLC
HIGI CARE, LLC
HIGI SH LLC
METROPOLITAN MEDICAL TRANSPORTATION IPA, LLC
MODIVCARE SOLUTIONS, LLC NATIONAL MEDTRANS, LLC OEP AM, INC.
PROVADO TECHNOLOGIES, LLC RED TOP TRANSPORTATION, INC. RIDE PLUS, LLC
SOCRATES HEALTH HOLDINGS, LLC TRIMED, LLC
VICTORY HEALTH HOLDINGS, LLC

By:     /s/ L. Heath Sampson     Name: L. Heath Sampson
Title: President and Chief Executive Officer

[Signature Page to Supplemental Indenture]

A.E. MEDICAL ALERT, INC.
ALL METRO HOME CARE SERVICES OF NEW YORK, INC.
ASSOCIATED HOME SERVICES, INC. AUDITORY RESPONSE SYSTEMS, INC. BARNEY’S MEDICAL ALERT-ERS, INC. CARE FINDERS TOTAL CARE LLC
NEW ENGLAND EMERGENCY RESPONSE SYSTEMS, INC.
SAFE LIVING TECHNOLOGIES, LLC VALUED RELATIONSHIPS, INC.
VRI INTERMEDIATE HOLDINGS, LLC

By:    /s/ L. Heath Sampson     Name: L. Heath Sampson
Title: President

A & B HOMECARE SOLUTIONS, L.L.C. ARSENS HOME CARE, INC. CAREGIVERS AMERICA, LLC HELPING HAND HOME HEALTH CARE
AGENCY INC.
MULTICULTURAL HOME CARE INC.

By:    /s/ L. Heath Sampson     Name: L. Heath Sampson
Title: Chief Executive Officer

AM HOLDCO, INC.
AM INTERMEDIATE HOLDCO, INC.

By:    /s/ L. Heath Sampson     Name: L. Heath Sampson
Title: President, Chief Executive Officer and Secretary

[Signature Page to Supplemental Indenture]

PHILADELPHIA HOME CARE AGENCY, INC.

By:    /s/ L. Heath Sampson     Name: L. Heath Sampson
Title: Treasurer

GUARDIAN MEDICAL MONITORING, LLC HEALTHCOM HOLDINGS, LLC

By: VRI Intermediate Holdings, LLC

By: Victory Health Holdings, LLC, as managing member

By:    /s/ L. Heath Sampson     Name: L. Heath Sampson
Title: President and Chief Executive Officer

AT-HOME QUALITY CARE, LLC UNION HOME CARE LLC
By: Care Finders Total Care LLC, as sole member

By:    /s/ L. Heath Sampson     Name: L. Heath Sampson
Title: President

[Signature Page to Supplemental Indenture]

HIGI SH HOLDINGS INC.

By:    /s/ Jeffrey Bennett     Name: Jeffrey Bennett
Title: Chief Executive Officer

[Signature Page to Supplemental Indenture]

WILMINGTON SAVING FUND SOCIETY, FSB as Trustee
By:        /s/ Kevin McGarvey
    Name: Kevin McGarvey
    Title: Trust Officer

[Signature Page to Supplemental Indenture]